                                    EXHIBIT A

     As consideration for the Adviser's services to each of the following Funds, the Adviser shall receive from each Fund a unitary fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of the Fund's average daily net assets during the month. The Adviser will pay all of the expenses of each Fund of the Trust except for the advisory fee, payments under each Fund's Rule 12b-1 plan, brokerage expenses, taxes, interest, fees and expenses of the Independent Trustees (including any Trustee's counsel fees), litigation expenses and other extraordinary expenses.

                                                         ANNUAL % OF
                                                        AVERAGE DAILY
FUND                                                      NET ASSETS
----                                                    -------------
SPDR(R) DJ Wilshire Total Market ETF                         0.20%
SPDR(R) DJ Wilshire Large Cap ETF                            0.20%
SPDR(R) DJ Wilshire Large Cap Growth ETF                     0.20%
SPDR(R) DJ Wilshire Large Cap Value ETF                      0.20%
SPDR(R) DJ Wilshire Mid Cap ETF                              0.25%
SPDR(R) DJ Wilshire Mid Cap Growth ETF                       0.25%
SPDR(R) DJ Wilshire Mid Cap Value ETF                        0.25%
SPDR(R) DJ Wilshire Small Cap ETF                            0.25%
SPDR(R) DJ Wilshire Small Cap Growth ETF                     0.25%
SPDR(R) DJ Wilshire Small Cap Value ETF                      0.25%
SPDR(R) DJ Global Titans ETF                                 0.50%
DJ Wilshire REIT ETF                                         0.25%
KBW Bank ETF                                                 0.35%
KBW Capital Markets ETF                                      0.35%
KBW Insurance ETF                                            0.35%
Morgan Stanley Technology ETF                                0.50%
SPDR(R) S&P(R) Dividend ETF                                  0.35%
SPDR(R) S&P(R) Aerospace & Defense ETF*                      0.35%
SPDR(R) S&P(R) Biotech ETF                                   0.35%
SPDR(R) S&P(R) Building & Construction ETF*                  0.35%
SPDR(R) S&P(R) Computer Hardware ETF*                        0.35%
SPDR(R) S&P(R) Computer Software ETF*                        0.35%
SPDR(R) S&P(R) Health Care Equipment ETF*                    0.35%
SPDR(R) S&P(R) Health Care Services ETF*                     0.35%
SPDR(R) S&P(R) Homebuilders ETF                              0.35%
SPDR(R) S&P(R) LeisureTime ETF*                              0.35%
SPDR(R) S&P(R) Metals & Mining ETF                           0.35%
SPDR(R) S&P(R) Oil & Gas Equipment & Services ETF            0.35%
SPDR(R) S&P(R) Oil & Gas Exploration & Production ETF        0.35%
SPDR(R) S&P(R) Outsourcing & IT Consulting ETF*              0.35%
SPDR(R) S&P(R) Pharmaceuticals ETF                           0.35%
SPDR(R) S&P(R) Retail ETF                                    0.35%
SPDR(R) S&P(R) Semiconductor ETF                             0.35%

SPDR(R) S&P(R) Telecom ETF*                                  0.35%
SPDR(R) S&P(R) Transportation ETF*                           0.35%
KBW Regional Banking(SM) ETF                                 0.35%
KBW Mortgage Finance(SM) ETF*                                0.35%
SPDR(R) Lehman 1-3 Month T-Bill ETF                        0.1345%
SPDR(R) Lehman Intermediate Term Treasury ETF              0.1345%
SPDR(R) Lehman Long Term Treasury ETF                      0.1345%
SPDR(R) Barclays Capital TIPS ETF                          0.1845%
SPDR(R) Lehman Aggregate Bond ETF                          0.1845%
SPDR(R) Lehman Municipal Bond ETF                            0.25%
SPDR(R) Lehman International Treasury Bond ETF               0.50%
SPDR(R) Lehman  Short Term Municipal Bond ETF                0.20%
SPDR(R) Lehman California Municipal Bond ETF                 0.20%
SPDR(R) Lehman New York Municipal Bond ETF                   0.20%

*    The Fund is registered but not operational

Dated: October 9, 2007